UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

SCIPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-38889	83-2692460
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒        Emerging growth company
☒        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)
On March 2, 2022, SciPlay Corporation, a Nevada Corporation (the “Company”), filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “Original 8-K”), in connection with the Company’s entry into that certain purchase agreement, dated March 1, 2022 (the “Purchase Agreement”), by and among SciPlay Acquisition, LLC, Arif Emre Taş, Ecem Baran Taş, Alictus Yazilim Anonim Şirketi (“Alictus”), Ecem Baran Taş, acting as the sellers representative, and, solely with respect to certain sections of the Purchase Agreement, SciPlay Games, LLC, a wholly-owned indirect subsidiary of the Company.

The Company is filing this Amendment to the Original 8-K solely to provide an audited Statement of Assets Acquired and Liabilities Assumed of Alictus as of the closing date March 1, 2022, which was excluded from the Original 8-K in reliance on the instructions to such item. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original 8-K.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP, independent auditors.

99.1	Audited Statement of Assets Acquired and Liabilities Assumed as of March 1, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2022	SCIPLAY CORPORATION

	By:	/s/ Daniel O’Quinn
		Name:	Daniel O’Quinn
		Title:	Interim Chief Financial Officer